UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2009

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
 ( Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

             On August 3, 2009, Rudolph Technologies, Inc. acquired Adventra Control Technologies, Inc., Plano, Texas.  On August 3, 2009, the Company issued a press release announcing the acquisition described above.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

            (d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 3, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        Rudolph Technologies, Inc.

Date: August 4, 2009	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 3, 2009

Exhibit 99.1

Rudolph Technologies Acquires Adventa Control Technologies, Inc.

Company creates a complete enterprise solution in response to market demands

FLANDERS, NJ (August 3, 2009)─Rudolph Technologies, Inc. (NASDAQ: RTEC), a leading provider of process characterization equipment and software for wafer fabs and advanced packaging facilities, announced today that it has acquired Adventa Control Technologies, Inc., Plano, Texas. Adventa provides a wide range of Advanced Process Control (APC) technologies to semiconductor manufacturers specifically for tool automation, run-to-run control, and fault detection and classification.

            "We are excited about taking advantage of this opportunity to significantly expand our process control software portfolio with the complementary products from Adventa," said Paul F. McLaughlin, chairman and chief executive officer of Rudolph. "Much like Rudolph, Adventa has an established and respected presence in the industry, with an estimated 18,000+ systems in use today."

            "By leveraging Rudolph's worldwide sales and support organization, we will be able to introduce Adventa solutions to markets that had previously been left untapped, thus delivering a paradigmatic growth opportunity for these products, and making Rudolph a more significant supplier to our customers," McLaughlin concluded.

            "Adventa's experience in providing competitive advanced process control solutions while maintaining profitability was a key reason for pursuing this acquisition," said Mike Plisinski, vice president and general manager of Rudolph's Data Analysis and Review Business Unit. "The duration of the current down cycle in our industry has resulted in manufacturers needing to reduce the use of internal resources but at the same time improve factory profitability through the implementation of enhanced process control and automated analysis solutions. Adventa has been delivering unique solutions to device manufacturers for over 11 years. Their employees average over 15 years of experience in the development and deployment of enterprise level process control solutions. When combined with our expertise in process analysis software, we are well-positioned to meet the growing demand from customers for a single, financially stable, supplier of both process control and analysis technologies which can easily integrate into their existing IT infrastructure."

            Terms of the cash transaction were not disclosed, however, Rudolph projects that revenues from the Adventa acquisition will be accretive in the first year and should more than double the revenues of the Data Analysis and Review Business Unit. According to Gartner Dataquest, this would make Rudolph the No. 2 supplier of process control software solutions for device manufacturers.

            "As the semiconductor industry continues to evolve and the technologies become more complex, process control software will continue to play a critical role in the fab," Plisinski continued. "We believe our customers see a distinct advantage in working with a profitable, global partner such as Rudolph who has clearly demonstrated the commitment and resources for next-generation process solutions."

            Rudolph is unique in providing a total process control solution to both front-end fabs, back-end packaging facilities as well as the rapidly maturing photovoltaic market. The company's process control software systems evaluate the overall performance of the entire manufacturing process, resulting in the opportunity for lower operating costs as well as faster and better automated decision making through a tighter integration of process control technologies and process analysis solutions.

            Details of the transaction will be covered in Rudolph's next earnings call scheduled for August 6 at 4:45pm EDT.

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology, defect inspection and data analysis systems used by semiconductor device manufacturers. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market. The company has enhanced the competitiveness of its products in the marketplace by anticipating and addressing many emerging trends driving the semiconductor industry's growth. Rudolph's strategy for continued technological and market leadership includes aggressive research and development of complementary metrology and inspection solutions. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the company's web site at www.rudolphtech.com.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") which include Rudolph's business momentum and future growth; the benefit to customers of Rudolph's products and customer service; Rudolph's ability to both deliver products and services consistent with our customers' demands and expectations and strengthen its market position; Rudolph's expectations regarding the company's anticipated revenue as a result of the acquisition; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the "safe harbor" provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph's control. Such factors include, but are not limited to, the company's ability to leverage its resources to improve its position in its core markets; the businesses of Rudolph and Adventa may not be integrated successfully, which may result in the resultant business not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; expected combination benefits from the acquisition may not be fully realized or realized within the expected time frame; revenues following the acquisition may be lower than expected; costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the consummation of the acquisition; or the businesses of the companies may suffer as a result of uncertainty surrounding the transaction. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph's Form 10-K report for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. As the forwardlooking statements are based on Rudolph's current expectations, the company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

Contacts:

Investors:
Steven R. Roth
973.448.4302
steven.roth@rudolphtech.com

Trade Press:
Virginia Becker
952.259.1647
virginia.becker@rudolphtech.com